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                                                                     EXHIBIT 5.1

            [Reinsurance Group of America, Incorporated letterhead]

March 7, 2005

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

Ladies and Gentlemen:

      I am General Counsel and Secretary of Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (Nos. 333-_______, 333-________-01 and 333-________-02), which also constitutes
Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Nos. 333-117261, 333-117261-01 and 333-117261-02) and Post-Effective Amendment No. 5
to the Registration Statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02) (collectively, the "Registration Statement"), filed by the Company and RGA Capital Trust III and RGA Capital Trust IV, Delaware statutory trusts (the "Trusts" and each a "Trust"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of Preferred Stock of the Company par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities") or junior subordinated (the "Junior Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants") and (vii) warrants to purchase other securities ("Other Warrants" and collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the "Securities Warrants"); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Securities Warrants (the "Purchase Contracts");
(ix) Units (the "Units") of the Company, consisting of one or more of the Purchase Contracts, Common Stock, Preferred Stock, Debt Securities, debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"), securing the holder's obligation to purchase the Common Stock or the Preferred Stock under the Purchase Contracts, Depositary Shares, Securities Warrants or Trust Preferred Securities (as defined below) and (x) 32,243,539 shares of Common Stock that may be sold by the selling shareholder named in the Registration Statement (the "Selling Shareholder's Shares"). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the "Trust Preferred Securities") and guarantees of the Trust Preferred Securities by the Company (the "Guarantees"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants, the Units and the Selling Shareholder's Shares are hereinafter referred to collectively as the "Securities." The Securities that may be issued and sold or delivered from time to time by the Company and the Trusts as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus

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(the "Prospectus Supplements") filed pursuant to Rule 415 under the Act may not exceed an aggregate initial offering price of $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies and the Selling Shareholder's Shares may not exceed an aggregate of 32,243,539 shares of Common Stock.

      The Senior Debt Securities thereof will be issued under a Senior Indenture, dated as of December 19, 2001, between the Company and The Bank of New York, as Trustee (the "Senior Trustee"), as supplemented (the "Senior Indenture"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and a subordinated indenture trustee to be specified therein (the "Subordinated Indenture Trustee"). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and The Bank of New York, as Trustee (the "Junior Subordinated Indenture"), as supplemented (the "Junior Subordinated Indenture"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

      The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent").

      The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and the depositary agent (the "Depositary Agent").

      The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and the guarantee trustee (the "Guarantee Trustee").

      The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and the common stock warrant agent. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and the preferred stock warrant agent. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, a senior debt security warrant agent to be specified therein and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the subordinated debt security warrant agent and the Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the "Other Warrant Agreement") between the Company, the applicable trustee and the warrant agent. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

      The Units will be issued under a unit agreement (the "Unit Agreement") between the Company and the unit agent (the "Unit Agent").

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      In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates, statements and results of inquiries of public officials and officers and representatives of the Issuer, and originals or copies, certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies.

      I also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (6) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee, enforceable against such party in accordance with its terms; (7) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; and (8) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

      I have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company; (6) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (7) at the

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time of execution, issuance and delivery of the Guarantees, the Guarantee
Agreement will have been duly authorized, executed and delivered by the Company;
(8) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and (9) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

      Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, I am of the opinion that:

      1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board"), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of a securities warrant for conversion of a convertible Debt Security, the Common Stock will be validly issued, fully paid and nonassessable.

      2. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Articles of Amendment to the Articles of Incorporation of the Company and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

      3. With respect to the Receipts, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of the Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

      4. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and
(b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by

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the Board and otherwise in accordance with the provisions of the applicable
Indenture, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

      5. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      6. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters, and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      7. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters, and (b) due execution, countersignature, issuance and delivery of such Securities Warrants upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      8. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are a component of the Units, the terms of the offering thereof and related matters, (b) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of the Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters and (c) due execution, countersignature (where applicable), authentication, in the case of Debt Securities and Third Party Debt Securities, issuance and delivery of (1) the Units, (2) such Purchase Contracts, (3) such Debt Securities, (4) such Trust Preferred Securities and (5) such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for (i) in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, (ii) the applicable Indenture, in the case of

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such Debt Securities, (iii) the applicable Certificate of Trust and Trust
Agreement, in the case of such Trust Preferred Securities and (iv) the applicable indenture, in the case of such Third Party Debt Securities, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements.

      9. With respect to the Selling Shareholder's Shares, such shares have been authorized and are validly issued, fully paid and nonassessable.

      In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

      (a) My opinions herein reflect only the application of applicable laws of the State of Missouri and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

      (b) My opinions set forth in paragraphs 3 through 8 above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws effective or relative to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination,
(ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

      (c) My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct

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or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

      (d) I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

      (e) I express no opinion as to the enforceability of any provision in any Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Guarantee Agreements or other agreements purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefore or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of the Company or any other person to a trial by jury or (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

      (f) You have informed me that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Securities you will afford me an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Securities.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ JAMES E. SHERMAN

                                   James E. Sherman
                                   Executive Vice President, General Counsel and Secretary